As filed with the Securities and Exchange Commission on June 4, 2018

Registration No. 333-217256

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 3
ON
FORM S-1
TO
REGISTRATION STATEMENT ON
FORM S-4
UNDER
THE SECURITIES ACT OF 1933

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CISION LTD.

(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

130 E. Randolph Street
7th Floor
Chicago, Illinois 60601
(312) 922-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jack Pearlstein, Chief Financial Officer
130 E. Randolph Street
7th Floor
Chicago, Illinois 60601
(312) 922-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

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Copy to:

Dennis M. Myers, P.C.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 on Form S-1 to the Registration Statement on Form S-4 (File No. 333-217256) relates to the public offering of ordinary shares (“Ordinary Shares”) of Cision Ltd. (the “Company”) upon exercise of warrants to acquire Ordinary Shares (the “Warrants”), as contemplated by Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 17, 2017 (as further amended from time to time, the “Registration Statement”). The Registration Statement was declared effective by the Securities and Exchange Commission on May 8, 2018.

On June 4, 2018, the Company exchanged all Warrants for Ordinary Shares at an exchange ratio of 0.234 Ordinary Shares for each Warrant (the “Warrant Exchange”) pursuant to the Amended and Restated Warrant Agreement governing the Warrants.

As a result of the Warrant Exchange, the Company has terminated any offerings of its Ordinary Shares pursuant to the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered for issuance which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statement to deregister all the Ordinary Shares registered under such Registration Statement, which remained unissued as of the completion of the Warrant Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beltsville, Maryland on June 4, 2018.

CISION LTD.

By: /s/ Jack Pearlstein

Name: Jack Pearlstein

Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 3 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.